UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2012

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joshua T. Brumm

On October 25, 2012, Pharmacyclics, Inc. (the “Company”) appointed Joshua T. Brumm, 34, its Executive Vice President of Finance as the Company’s Principal Financial Officer and Principal Accounting Officer.

For information with respect to Mr. Brumm’s business experience and compensation, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2012.

Corporate Bonus Plan

On October 25, 2012, the Company adopted a 2013 corporate cash bonus plan applicable to all employees of the Company, including its named and other executive officers, other than the Company’s Principal Executive Officer.  The amount to be paid pursuant to the corporate cash bonus plan to an employee is a percentage of such employee’s salary ranging from 10% to 50% as determined by their executive level and whether corporate, department and personal goals are met, with a portion to be paid for 2013 and a portion to be paid in future periods upon the satisfaction of specified goals.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2012

PHARMACYCLICS, INC.

By:	/s/ Joshua T. Brumm
Name:	Joshua T. Brumm
Title:	Executive Vice President, Finance